                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock
         (Including the Associated Rights to Purchase Preferred Stock)

                                      of

                        Shorewood Packaging Corporation
           Pursuant to the Offer to Purchase dated December 3, 1999

                                      by

                                Sheffield, Inc.
                         a wholly owned subsidiary of
                            Chesapeake Corporation

  As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent may be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $0.01 per share (the "Common Stock"), including the associated rights to purchase preferred stock (the "Rights" and, collectively with the Common Stock, the "Shares"), of Shorewood Packaging Corporation, a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be complied with on a timely basis, or all required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                         Harris Trust and Savings Bank

              By Mail:                        By Hand or Overnight Courier:
c/o Harris Trust Company of New York      c/o Harris Trust Company of New York
         Wall Street Station                   88 Pine Street, 19th Floor
           P. O. Box 1010                       New York, New York 10005
    New York, New York 10268-1010

                            Facsimile Transmission:
                         (Eligible Institutions Only)
                                (212) 701-7636

                             Confirm by Telephone:
                                (212) 701-7624

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

                THE GUARANTEE ON THE REVERSE MUST BE COMPLETED
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Ladies and Gentlemen:

  The undersigned hereby tenders to Sheffield, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Chesapeake Corporation, a Virginia corporation, on the terms and subject to the conditions set forth in the Offer to Purchase, dated December 3, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $0.01 per share (the "Common Stock"), including the associated rights to purchase preferred stock (the "Rights" and, collectively with the Common Stock, the "Shares"), of Shorewood Packaging Corporation, a Delaware corporation (the "Company") set forth below, all pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

 Number of Shares: _________________       Name(s) of Record Holder(s): ______

 Certificate Nos. (if available):          ___________________________________

 ___________________________________       ___________________________________
                                                  Please Type or Print

 CHECK BOX IF SHARES WILL BE               Address(es): ______________________
 TENDERED BY BOOK-ENTRY TRANSFER
 [_]                                       ___________________________________

 Account Number: ___________________       Daytime Area Code and Tel. No.: ___

 Dated: ____________________________       ___________________________________

                                           Signature(s): _____________________

                                           ___________________________________

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (Not To Be Used for Signature Guarantee)

  The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in Section 3 of the Offer to Purchase), and any other required documents, within THREE New York Stock Exchange trading days after the date hereof.

  The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _______________________     _____________________________________
                                                 (Authorized Signature)

Address: ____________________________     Name: _______________________________
                                                 (Please Type or Print)

_____________________________________     Title: ______________________________
             (Zip Code)

Area Code and Tel No.: ______________     Dated: ______________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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